Exhibit (14)(a)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of

Nuveen Investment Trust:

We consent to the use of our report dated October 29, 2019, with respect to the financial statements and financial highlights of Nuveen Large Cap Value Fund, a series of Nuveen Investment Trust, incorporated herein by reference, and to the reference to our firm under the heading “Other Service Providers to the Funds” in the Proxy Statement/Prospectus.

/s/ KPMG LLP
Chicago, Illinois
May 19, 2020